UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021 ( February 22, 2021)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation )	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2021, PDC Energy, Inc. (the “Company”) received notice from Mr. Anthony J. Crisafio and Mr. Randy S. Nickerson, each a member of the Company’s Board of Directors (the “Board”), of their decision not to stand for re-election at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). As a result, each of Messrs. Crisafio and Nickerson plan to retire from the Board at the end of their current term, which will expire at the 2021 Annual Meeting.

The decision of each of Messrs. Crisafio and Nickerson not to stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 18, 2021, the Board approved the appointment of Ms. Diana L. Sands as a member of the Board to serve until the 2021 Annual Meeting. In addition, the Board determined that it will nominate Mr. Carlos A. Sabater for election at the 2021 Annual Meeting. Each of Ms. Sands and Mr. Sabater will be subject to annual election by the Company’s stockholders thereafter.

Ms. Sands brings over 30 years of experience in complex and dynamic environments to the Company, having held senior executive finance and governance positions across multiple industries. Ms. Sands most recently served as Executive Officer and Senior Vice President, Office of Internal Governance and Administration at The Boeing Company, a position she retired from in 2020.

Mr. Sabater is a certified public accountant with nearly 40 years of leadership, accounting and financial reporting experience. During his extensive career at Deloitte Touche Tohmatsu Limited (“Deloitte”), Mr. Sabater served in various senior leadership and operational roles, including CEO for both the U.S. and global audit practices. Mr. Sabater retired from Deloitte as Senior Global Partner in 2020.

Ms. Sands and Mr. Sabater are expected to participate in the Company’s standard non-employee director compensation arrangements that are paid on a calendar-year basis pursuant to which non-employee directors receive an annual cash retainer equal to $85,000, an annual restricted stock unit grant with a value of $180,000 that vests over a period of one (1) year and annual retainers for certain committee and committee chair service, if applicable. In addition, Ms. Sands and Mr. Sabater are expected to enter into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2015.

There is no other arrangement or understanding pursuant to which Ms. Sands was appointed as a director other than as described above. Further, Ms. Sands has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. In addition, the Board has determined not to appoint Ms. Sands to any committees of the Board at this time.

Item 7.01. Regulation FD Disclosure.

On February 22, 2021, the Company issued a press release announcing the Board refreshment initiatives. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 22, 2021, announcing board of directors changes.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 22, 2021	PDC ENERGY, INC.

	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary

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